Exhibit (a)(2)

                              LETTER OF TRANSMITTAL

                                                      THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL
                                                      EXPIRE AT 12:00 MIDNIGHT, PACIFIC TIME, ON JANUARY 29, 2006
     Name: ____________________________________       (THE "EXPIRATION DATE") UNLESS EXTENDED.
                                                      Deliver to:       MacKenzie Patterson Fuller, Inc.
     Address: _________________________________                         1640 School Street
                                                                        Moraga, California 94556
     City, State, ZIP: ________________________       For Assistance:   (800) 854-8357
                                                      Via Facsimile:    (925) 631-9119
     Units Owned: _____________________________       E-Mail Address:   offers@mpfi.com
                                                      (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS
                                                      PRINTED TO THE LEFT)

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unit holder. Please use the pre-addressed, postage-paid envelope provided. This Letter of Transmittal is to be completed by holders of Units of limited partnership interest in CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

To whom it may concern:

The undersigned hereby tenders to MPF-NY 2005, LLC, MPF Flagship Fund 9, LLC, MPF Blueridge Fund I, LLC, MPF Blueridge Fund II, LLC (the "Purchasers") all of the Units of limited partnership interest ("Units") in the Partnership held by the undersigned (or, if less than all such Units, the number set forth below in the signature box), at a purchase price equal to $325 per Unit, less the amount of any distributions made or declared with respect to the Units between December 29, 2005 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated December 29, 2005 (the
"Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (together, the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 1,450 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchasers will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 1,450 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn. Upon acceptance for payment of any of the Units tendered hereby, the undersigned sells, assigns, and transfers to, Purchasers all right, title, and interest in and to such Units which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Units, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Units and transfer ownership of such Units, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such Units by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. Upon the purchase of any Units tendered hereby, the undersigned hereby requests that each of the Purchasers be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchasers all of the undersigned's rights to receive distributions from the Partnership with respect to Units which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date and to change the address of record for such distributions on the books of the Partnership. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Units.

The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Units tendered hereby, and that when any such Units are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of Units tendered hereby. The undersigned understands that a tender of Units to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of distribution address to MacKenzie Patterson Fuller, Inc. at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the
Purchasers. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: The Purchasers and the undersigned agree that any dispute, claim, or controversy arising out of a purchase of Units shall be resolved by submission to binding arbitration in Oakland, California before a retired judge, and all parties agree to be subject to jurisdiction in California. If the parties are unable to agree on a retired judge, each party shall name one retired judge and the two persons so-named shall select a neutral judge who will act as the sole arbitrator (if one party fails to select an arbitrator within 20 days of notice by the other party of its selection, the other party's selection will be the arbitrator). The arbitrator selected must follow applicable Federal securities laws and California law. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Prevailing party shall be entitled to recover expenses including but not limited to attorney fees, arbitrator fees, and filing fees.

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                                                            SIGNATURE BOX
                              (Please complete Boxes A, B, C and D on the following page as necessary)
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Please sign exactly as your name is printed (or corrected) above,                  X______________________________________________
and insert your Taxpayer Identification Number or Social Security                  (Signature of Owner)             Date
Number in the space provided below your signature. For joint owners,
each joint owner must sign. (See Instructions 1) The signatory                     X______________________________________________
hereto hereby certifies under penalties of perjury the statements in               (Signature of Owner)             Date
Box B, Box C and if applicable, Box D. If the undersigned is tendering less than all Units held the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby.
                                                                                 Taxpayer I.D. or Social #________________________
_____ Units [ ] SELL ALL OR NONE (check this box if you wish to sell your Units
            ONLY if ALL your Units will be purchased).                           Telephone No.       (day)________________________

                                                                                                    (eve.)________________________

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                                                                BOX A
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                                                    Medallion Signature Guarantee
                                                     (Required for all Sellers)

                                                         (See Instruction 1)
Name and Address of Eligible Institution:_________________________________________________________________________________________
Authorized Signature ________________________________________________   Title ____________________________________________________
Name _________________________________________________________          Date _________________________________, 200___

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                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
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The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

      (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the Unit holder, or if this box [ ] is checked, the Unit holder has applied for a TIN. If the Unit holder has applied for a TIN, a TIN has not been issued to the Unit holder, and either: (a) the Unit holder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unit holder intends to mail or deliver an application in the near future (it being understood that if the Unit holder does not provide a TIN to the Purchasers within sixty (60) days, 31% of all reportable payments made to the Unit holder thereafter will be withheld until a TIN is provided to the Purchasers); and

      (ii) Unless this box [ ] is checked, the Unit holder is not subject to backup withholding either because the Unit holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unit holder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unit holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the Unit holder is not subject to backup withholding.

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                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
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Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the Unit holder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

      (i) Unless this box [ ] is checked, the Unit holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unit holder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Unit holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.

The  person   signing  this  Letter  of   Transmittal   understands   that  this
certification may be disclosed to the IRS by the Purchasers and that any false statements contained herein could be punished by fine, imprisonment, or both.

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                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
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By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unit holder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unit holder:

(i) Is a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Units a Unit holder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Unit holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Unit holder of the Units, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association, or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an eligible institution, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unit holders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

3. U.S. Persons. A Unit holder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

      Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Unit holder must provide to the Purchasers the Unit holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Unit holder is not subject to such backup withholding. The TIN that must be provided is that of the registered Unit holder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unit holder being subject to backup withholding. Certain Unit holders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

      Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unit holder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Unit holder's TIN and address, and that the Unit holder is not a foreign person. Tax withheld under
      Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. Foreign Persons. In order for a Unit holder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Unit holder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchasers by calling 800-854-8357.